UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) November 9, 2000
                                                  ---------------------
                                                  November 9, 2000
                                                  ---------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on November 9, 2000 and is being filed herewith as a current event.

                          PNM TO PURCHASE THE ELECTRIC
                     UTILITY OPERATIONS OF WESTERN RESOURCES

            Transaction Creates Leading Multi-Regional Energy Company

Albuquerque, New Mexico and Topeka, Kansas, November 9, 2000 - Public Service Company of New Mexico (NYSE:PNM) ("PNM") and Western Resources (NYSE:WR) today announced that both companies' boards of directors have approved an agreement under which PNM will acquire the Western Resources electric utility operations in a tax-free, stock-for-stock transaction.

Under the terms of the agreement, PNM and Western Resources, whose utility operations consist of its KPL division and KGE subsidiary, will both become subsidiaries of a new holding company to be named at a future date. Prior to the consummation of this combination, Western Resources will reorganize all of its non-utility assets, including its 85 percent stake in Protection One and its 45 percent investment in ONEOK, into Westar Industries which will be spun off to its shareholders.

The new holding company will issue 55 million of its shares, subject to adjustment, to Western Resources' shareholders and Westar Industries. Before any adjustments, the new company will have approximately 95 million shares outstanding, of which approximately 42.1 percent will be owned by former PNM shareholders and 57.9 percent will be owned by former Western Resources shareholders and Westar Industries. Westar Industries will receive a portion of such shares in repayment of a $234 million obligation currently owed by Western Resources to Westar Industries.

Based on PNM's average closing price over the last ten days of $27.325 per share, the indicated equity value of the transaction is approximately $1.503 billion, including conversion of the Westar Industries obligation. In addition, the new holding company will assume approximately $2.939 billion of existing Western Resources' debt, giving the transaction an aggregate enterprise value of approximately $4.442 billion. The new holding company will have a total enterprise value of approximately $6.5 billion ($2.6 billion in equity; $3.9 billion in debt and preferred stock). The transaction will be accounted for as a purchase and is anticipated to be immediately accretive to PNM's earnings per share and cash flow.

The companies expect the transaction to be completed within the next 12 to 15 months. The new holding company will serve over one million retail electric customers and 400,000 retail gas customers in New Mexico and Kansas and will have generating capacity of more than 7,000 megawatts. The transaction also will make the new company a leading energy supplier in the Western and Midwestern wholesale markets.

Western Resources' trading presence in six Midwestern power pools provides opportunities for PNM to bring its 15 years of successful power marketing experience and niche product development to new customers. PNM marketers, working together with the experienced power trading group at Western Resources, expect to realize an enhanced position in the wholesale power market.

Jeffry E. Sterba, chairman, president and chief executive officer of PNM, said, "This strategic transaction will give us the scale and scope to raise our profile in the emerging energy marketplace and aggressively seize new opportunities in power generation and the wholesale market.

"By joining forces with Western Resources, we will surpass our stated goal of doubling our generation capacity and tripling our power sales more than three years ahead of schedule. The addition of Western Resources' low-cost, high-capacity generation facilities will quadruple our current production capabilities, giving us a competitive edge in both power plant operations and wholesale electric sales. The addition of Western Resources' service territories, which encompass well-populated, fast-growing areas with a balance of residential, commercial and industrial customers, diversifies our business and geographic base and enhances the predictability of our earnings," Sterba continued.

"This transaction will also enable us to realize a number of important financial improvements, including a broader, more predictable cash flow, solid revenues and earnings growth, improved access to capital, increased market capitalization and public market float and cost efficiencies. A key priority for our management team will be the continuation of our company's successful debt reduction effort. Over the past seven years, we have reduced PNM's debt to capital ratio from 72 percent to less than 55 percent, and we will maintain our balance sheet integrity after the transaction is completed. We are committed to deleveraging the combined company.

"We believe the combination of these strategic, operational and financial benefits will help position us to become a leading multi-regional energy provider while creating substantial value for shareholders, tangible opportunities and progress for our employees, and stable rates for our customers. By drawing on the best practices, expertise and talent that exist within both of our organizations, we are also confident that the new company will be able to deliver excellent customer service support and product and service innovation. At the local level, we intend to continue the strong traditions of both companies for supporting local communities through charitable contributions and through the volunteerism of employees," Sterba concluded.

David C. Wittig, chairman, president and chief executive officer of Western Resources, said, "We evaluated potential partners across a broad range of criteria, including financial flexibility, proven management skills, superior operating and technological capabilities, excellent customer service, and a track record for fair dealing on regulatory issues. We are confident that PNM's experience, long-term growth strategy and unique geographic position will result in benefits for shareholders and opportunities for our customers, employees and the communities we serve. The creation of a separately traded Westar Industries allows the potential of Western Resources' unregulated ownership in Protection One, Protection One Europe, ONEOK and other investments to be more directly realized by shareholders."

The rationale for this transaction is the acceleration of PNM's proven growth strategy, consistent with its targeted 10 percent annual average earnings growth. PNM expects only modest cost savings and does not have a present intention to have involuntary workforce reductions as a result of the transaction. The new holding company will seek to minimize any workforce effects through reduced hiring, attrition, and other appropriate measures. All existing labor agreements will be honored.

In the transaction, each PNM share will be exchanged on a one-for-one basis for shares in the new holding company. Each Western Resources share will be exchanged for a fraction of a share of the new company. This exchange ratio will be finalized at closing, depending on the impact of certain adjustments to the transaction consideration. Since Western Resources and Westar Industries remain committed to reducing Western Resources' net debt balance prior to consummation of the transaction, they have agreed with PNM on a mechanism to adjust the transaction consideration based on additional equity contributions. Under this mechanism, Western Resources could undertake certain activities not affecting the utility operations to reduce the net debt balance. The effect of such activities would be to increase the number of new holding company shares to be issued to all Western Resources shareholders (including Westar Industries) in the transaction. In addition, Westar Industries has the option of making additional equity infusions into Western Resources that will be used to reduce its net debt balance prior to closing. Up to $407 million of such equity infusions may be used to purchase additional new holding company common and convertible preferred stock.

At closing, Sterba will become chairman, president and chief executive officer of the new holding company, and Wittig will become chairman, president and chief executive officer of Westar Industries. The Board of Directors of the new company will consist of six current PNM board members and three additional directors, two of whom will be selected by PNM from a pool of candidates nominated by Western Resources, and one of whom will be nominated by Westar Industries. The new holding company will be headquartered in New Mexico. Headquarters for the Kansas utilities will remain in Topeka, Kansas.

Shareholders of the new holding company will receive PNM's dividend. PNM's current annual dividend is $.80 per share.

The successful spin-off of Westar Industries from Western Resources is required prior to the consummation of the transaction. The transaction is also conditioned upon, among other things, approvals from both companies' shareholders and customary regulatory approvals, including from the Kansas Corporation Commission, the New Mexico Public Regulation Commission, Securities and Exchange Commission, the Nuclear Regulatory Commission, and the Federal Energy Regulatory Commission. The new holding company expects to register as a holding company with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935.

J.P. Morgan & Co. Incorporated acted as financial advisor, and Winthrop, Stimson, Putnam & Roberts and Keleher & McLeod, PA acted as legal counsel to PNM. Chase Securities Inc. and Salomon Smith Barney acted as financial advisors, and LeBoeuf, Lamb, Greene & MacRae, LLP acted as legal counsel to Western Resources.

About PNM
More than 1.3 million people in New Mexico rely on PNM for the delivery of electric power and natural gas service to their homes and businesses. PNM's 1,521megawatts of generation capacity includes power from coal, nuclear and natural gas-fired plants. Selling electricity to other utilities is the fastest-growing part of the company's business. In 1999, wholesale power sales accounted for nearly a third of PNM's total operating revenues. Through Avistar, PNM's wholly-owned subsidiary, PNM is engaged in energy management and advanced metering services, as well as assisting in the development of a new, Internet-based energy auction system. In 1999, PNM was featured in a leading industry publication as one of the five most technologically innovative utilities in the nation. The company's commitment to diversity also led Fortune magazine to rank PNM in the top ten on its list of the best employers for minorities in the U.S. For more information, visit the company's website at www.pnm.com.

About Western Resources
Western Resources is a consumer services company with interests in monitored services and energy. The company's assets include security company holdings through ownership of Protection One and Protection One Europe, which have more than 1.6 million security customers. Its utilities, KPL and KGE, provide electric service to approximately 634,000 customers in Kansas. Through its ownership in ONEOK, a Tulsa-based natural gas company, Western Resources has a 45 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers. For more information, visit the company's website at www.wr.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of PNM and Western Resources and with respect to the benefits of the transaction are based on current expectations that are subject to risk and uncertainties. Such statements are based upon the current beliefs and expectations of the management of PNM and Western Resources. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the possibility that shareholders of PNM and/or Western Resources will not approve the transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, the receipt of regulatory and other approvals of the transaction, that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended, changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return on equity and equity ratio limits, industry and rate structure, stranded cost recovery, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (including retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as tornadoes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous Western Resources SEC filings, the impact of Protection One's financial condition on Western Resources' consolidated results, and other factors. PNM and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release. Readers are referred to PNM's and Western Resources' most recent reports filed with the Securities and Exchange Commission.

Additional Information
In connection with the proposed transaction, PNM and Western Resources will file a joint proxy statement / prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus (when available) and other documents filed by PNM and Western Resources with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of PNM's filings may be obtained by directing a request to PNM, Alvarado Square, Albuquerque, New Mexico 87158.
Phone: (800) 545-4425. Free copies of Western Resources' filings may be obtained by directing a request to Western Resources, P.O. Box 889, Topeka, Kansas 66601-0889. Phone: (800) 527-2495.

Participants in Solicitation
PNM, Western Resources and certain of their respective directors, executive officers and other members of their management and employees, each of whom may be considered participants in this transaction under applicable securities laws, may be soliciting proxies from their respective stockholders in favor of the transaction. Information concerning PNM's directors and executive officers participating in the solicitation is set forth in PNM's Annual Report on Form 10-K filed with the Commission on March 9, 2000 and information concerning Western Resources' directors and executive officers participating in the solicitation is set forth in Western Resources' Annual Report on Form 10-K filed with the Commission on March 29, 2000 and amended on April 3, 2000. Certain directors and executive officers of PNM and Western Resources may have direct or indirect interests in the transaction due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the transaction. In addition, directors and officers, after the transaction, will be indemnified by PNM and Western Resources, and benefit from insurance coverage for liabilities that may arise from their service as directors and officers of PNM or Western Resources prior to the transaction. Additional information regarding PNM's and Western Resources' respective participants in the solicitation will be contained in the joint proxy statement/prospectus.

PNM Teleconference and Webcast Information:
There  will be a  teleconference  today  at  9:00  a.m.  (EST)  to  discuss  the transaction. It can be monitored via the World Wide Web at www.dealinfo.com/PNM-WR or www.pnm.com or by dialing (212) 896-6168. International callers may dial (212) 676-5069. A rebroadcast will be available beginning 11:00 AM today through December 4, 2000 by dialing 1-800-633-8284. International callers may dial (858) 812-6440. The reservation number for the rebroadcast is 16865318. Real Network's Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or www.microsoft.com/windows/mediaplayer.

Satellite Uplink for PNM B-roll:
Thursday, November 9, 2000                   Thursday, November 9, 2000
9:00 a.m. - 9:30 a.m. (EST)                  1:00 p.m. - 1:30 p.m. (EST)
Telstar 5 Transponder 16 C-band              Telstar 6 Transponder 9 C-band
Downlink Frequency 4020 Horizontal           Downlink Frequency 3880 Vertical

Contacts:
PNM Investors:                               Western Resources Investors:
Barbara Barsky                               Carl Ricketts
(505) 241-2662                               (785) 575-8427
bbarsky@pnm.com                              investor@wr.com

Debra Randall                                Media:
(505) 241-2649                               Kim Gronniger
drandal@pnm.com                              (785) 575-1927
                                             kim_gronniger@wr.com
Media:
Bob Hagan
(505) 241-2621
rhagan@pnm.com

Crystal McClernon
(505) 241-4831
cmccler@pnm.com

The following is prepared comments for the Company's telephone conference call to discuss the Company's purchase of the electric utility operations of Western Resources that was broadcast on November 9, 2000.

TELECONFERENCE SCRIPT:

Thursday, November 9, 2000:

Barbara Barsky: Good morning. Thank you for joining us this morning to talk about PNM's purchase of the electric utility operations of Western Resources. Today's conference call can also be heard live on the Internet by accessing the link on our web site at www.pnm.com. I am Barbara Barsky, Investor Relations Officer for PNM. Joining me today are:

o   Jeff Sterba, Chairman, President and CEO
o   Max Maerki, CFO
o   Pat Ortiz, General Counsel
o   Bill Real, Executive VP, Energy Services and Power Production
o   Ed Padilla, Senior VP, Bulk Power
o   John Loyack, Controller

This morning we issued a press release announcing this agreement. If you have not received this release, please call 505-241-2868 and we will fax you a copy immediately. A copy can also be found on our web site at www.pnm.com.


Additional Information
In connection with the proposed transaction, PNM and Western Resources will file a joint proxy statement / prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus (when available) and other documents filed by PNM and Western Resources with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of PNM's filings may be obtained by directing a request to PNM, Alvarado Square, Albuquerque, New Mexico 87158. Phone (800) 545-4425. Free copies of Western Resources' filings may be obtained by directing a request to Western Resources, P.O. Box 889, Topeka, Kansas 66601-0889. Phone: (800) 527-2495.

I need to remind you that some of the information we will provide today relative to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of PNM and Western Resources are based on current expectations that are subject to risk and uncertainties, and should be considered forward looking statements, within the meaning of Section 21E of the Securities and Exchange Act.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include risks and uncertainties relating to:

o the possibility that shareholders of PNM and/or Western Resources will not approve the transaction,
o    the risks that the businesses will not be integrated successfully,
o the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected,

o disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties,
o    conditions in the financial markets relevant to the proposed transaction,
o    the receipt of regulatory and other approvals of the transaction,
o that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended,
o    changes in laws or regulations,
o changing governmental policies and regulatory actions with respect to allowed rates of return including but not limited to return on equity and equity ratio limits, industry and rate structure,
o    stranded cost recovery,
o    operation of nuclear power facilities,
o acquisition, disposal, depreciation and amortization of the company's assets and facilities,
o    operation and construction of plant facilities,
o    recovery of fuel and purchased power costs,
o    decommissioning costs,
o present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs),
o    political and economic risks,
o    changes in and compliance with environmental and safety laws and policies,
o    weather conditions (including natural disasters such as tornadoes)
o population growth rates and demographic patterns o competition for retail and wholesale customers,
o    availability,   pricing  and   transportation  of  fuel  and  other  energy
     commodities,
o    market demand for energy from plants or facilities,
o changes in tax rates or policies or in rates of inflation or in accounting standards,
o    unanticipated delays or changes in costs for capital projects,
o    unanticipated changes in operating expenses and capital expenditures,
o    capital market conditions,
o    competition for new energy development opportunities,
o legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements
o    and other factors.

For more information about these uncertainties and risk factors, please consult PNM's and Western Resources' most recent reports filed with the Securities and Exchange Commission.

I'd now like to introduce Jeff Sterba, who will take about 20 minutes to discuss
this  announcement.   Immediately  following  his  remarks,  we  will  open  the conference to questions.

Jeff Sterba: Good morning. Today I am very pleased to announce that we have reached an agreement with Western Resources, of Topeka, Kansas, to acquire that company's electric utility businesses in a stock-for-stock transaction valued at $1.485 billion. As part of the agreement we will also be acquiring about $2.9 billion worth of Western Resources debt, bringing the total purchase price to about $4.4 billion.

Through its Kansas Power and Light and Kansas Gas & Electric systems, Western Resources serves more than 600,000 retail electric customers in north central and eastern Kansas. Since PNM now serves about 427,000 electric and gas customers here in New Mexico, this combination will create a core utility business with over one million retail customers in two states.

Both Western Resources and PNM are also very active in the wholesale power market, and that is where we see significant potential for value creation in this combination.

Our new company will own more than 7,000 megawatts of cost-efficient generation in Kansas, New Mexico and Arizona. The strategic location of these assets gives us access to wholesale customers from California to Ohio and from Canada to Mexico. With this combination we are creating a multi-regional energy provider with the scale and scope needed to succeed in the new energy marketplace. This will be an energy business with $3 billion in annual revenues, $6.4 billion in utility plant, 5,000 employees and exciting prospects for continued growth.

Before I talk more about those new opportunities, however, let me first give you some more detail about the merger itself.

The Terms

This will be a stock-for-stock transaction, tax-free for shareholders in both companies.

We understand that Western Resources will spin off its non-electric utility assets into a separate, publicly-traded company, Westar Industries. Stock in that new company will be distributed to Western Resources shareholders, so that they will own shares in both Westar Industries and Western Resources.

Simultaneously, PNM and Western Resources will become wholly owned subsidiaries of a new holding company yet to be named. The new company will issue 55 million shares of its own stock in exchange for all stock in Western Resources. PNM shareholders will exchange their shares for shares in the new holding company on a one-for-one basis.

When these share exchanges are complete, the new corporation will have approximately 95 million shares of common stock outstanding, of which approximately 42 percent will be owned by PNM's former shareholders and about 58 percent owned by Western Resources former shareholders.

In addition, PNM will assume $2.939 billion in Western Resources debt.

Based on PNM's average closing stock price of $27 per share over the last 10 days, the transaction is valued at approximately $1.485 Billion. The new company will have a total market cap of about $2.6 billion.

All shareholders will be entitled to PNM's dividend. PNM's current dividend rate is 80 cents per share annually.

Immediate and Tangible Benefits.

We believe the combination of Western Resources and PNM will provide tangible benefits to customers, to employees and to shareholders in both companies, beyond what either company could offer on a stand-alone basis.

For shareholders, the new company will offer an attractive combination of predictable cash flow and steady revenue growth from our expanded regulated utility business together with strong growth in the competitive wholesale market. We expect that the combination will be immediately accretive - that is, earnings per share from the combined company will be larger than what PNM would earn by itself. We continue to maintain our goal of achieving earnings growth of 10 percent or more annually over the next five years.

I want to emphasize that this merger is not about cost-cutting, it is about creating a platform for expansion. We do expect that by sharing best practices across the two organizations, we will find new ways to control costs, improve service, and enhance system reliability.

But the strategic rationale underlying this merger lies in the vastly expanded opportunities it opens up for us in the wholesale markets.

This transaction realizes PNM's strategic vision of doubling our generation capacity and tripling our wholesale power sales. With the addition of Western's generation assets, we will have an excellent mix of base-load, intermediate and peaking capacity. Combining PNM's existing electric business with the KPL and KGE systems will give us a total of 7,125MW of net generating capacity, together with ownership of 6,500 miles of transmission lines and 36,000 miles of distribution lines.

In 15 years' experience in the wholesale market, PNM has built on our favorable position by implementing an asset-based niche strategy focused on offering products and services tailored to each customer's needs.

That strategy has paid off with solid returns for PNM stockholders in recent years. Our revenues from bulk power sales tripled from 1996 through 1999, and are up another 95 percent in the first nine months of this year.

Now, with the addition of Western Resources' strategically positioned and cost-effective generation portfolio and its experienced power marketing staff, we believe we can successfully penetrate the mid-continent market, using the same asset-backed, niche strategy that has served us well in the West.

Expanded retail base
At the same time, adding the KPL and KGE service territories to PNM's existing retail base will give our combined company a broader, more predictable cash flow from its regulated utility operations.





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


PNM, like KPL and KG&E, has earned a national reputation for reliable, customer focused retail service. Strong local economies and steady growth in both territories enhance the predictability of future revenue and earnings growth, while the geographic diversification we achieve by operating in both Kansas and New Mexico reduces reliance on local economic conditions, and mitigates the impact of weather on revenues and earnings.

We also expect the merger will deliver some advantages from the increase in scale achieved in the combination. Our larger market cap should provide us with improved access to capital markets, and an increase in shares outstanding will boost our market float. Also, we believe that our increased market capitalization and heightened visibility should attract more analyst coverage and attention from investors.

The increased capitalization will also be of value as we continue to pursue new investments in energy-related technology.

We expect that this transaction can be completed within 12 to 15 months, and we will begin immediately to prepare the necessary filings to obtain regulatory and shareholder approvals.

Regulatory agencies that we will be presenting this transaction to include:

   The New Mexico Public Regulation Commission
   The Kansas State  Corporation Commission
   The Federal Energy Regulatory  Commission
   The Securities and Exchange Commission, and
   The Nuclear Regulatory Commission.

Also, of course, the transaction must be approved by the shareholders of both companies.

We already have a request pending before New Mexico regulators to allow us to establish a holding company and place our regulated utility operations and our competitive power generation and marketing businesses into two separate subsidiaries. We hope that the substantial advantages of this proposed merger should dispose regulators to act favorably on that request.

While the combined company will be headquartered in PNM's own home state of New Mexico, we intend to maintain a significant corporate presence in Kansas, and Kansas directors will be represented on the board of the new holding company.

We don't see any issues likely to arise at FERC, the NRC or with other federal agencies that should delay regulatory approvals beyond the end of next year.

We are in the initial stages of establishing a transition team, comprised of Western and PNM personnel, to guide us in integrating the two companies once the transaction is complete. PNM Executive Vice President Bill Real -- a 20-year PNM veteran who also happens to be a Kansas native - will head up that team.

Although it is too soon to say what the makeup of the new management team will be, I will become Chairman and CEO of the new holding company. The new board will consist of PNM's current directors, plus three members from Kansas.




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




PNM is taking on a significant amount of debt in completing this combination. PNM has been successful in moving its own operation back to investment grade and will continue its strong commitment to conservative financial management. We have made provisions for Western Resources to reduce its debt through the sale of non-utility assets with the potential of turning more than $800 million of debt into equity as common or preferred stock , which would significantly reduce our leverage. The combined company's strong cash flow will also be used to quickly achieve investment grade for all units of the new company.

In summary, let me say that we see substantial strategic, operational and financial benefits flowing from this combination - benefits that will work to the advantage of customers, employees and shareholders alike.

This merger will create a mid-sized, multi-regional energy company that combines both scope and agility, a company large enough to compete in the national marketplace but compact enough to respond quickly to new opportunities.

This acquisition both expands our power marketing and generation capability and substantially increases our regulated utility base. It gives us the opportunity to repeat in the Midwest the same success we have achieved in the Western bulk power market, at the same time that it substantially adds to PNM's existing retail base.

We believe this merger will create substantial value for shareholders of both companies, while providing tangible opportunities for our employees, and stable rates and continued access to affordable, reliable service for retail customers in both states.

Thank you. Now I would like to take any questions you may have.




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


Public Service Company of New Mexico                          Western Resources

                              Transaction Overview

Terms:                 o    PNM  and   Western   Resources   will   become
                            subsidiaries of a new holding company to be named at
                            a future date
                       o    Tax-free, stock-for-stock transaction
                       o    Combination  will be preceded by Western  Resources'
                            spin  off  of  Westar  Industries  (which  will  own
                            Western  Resources'  non-utility  assets) to Western
                            Resources shareholders
                       o    The new holding company will issue 55 million shares
                            to  Western   Resources   shareholders   and  Westar
                            Industries
                       o    Each Western  Resources share will be converted into
                            a fraction of a share (to be  determined at closing)
                            in the new holding  company;  each PNM share will be
                            converted into one new holding company share
                       o    Equity value of transaction is approximately  $1.503
                            billion  (based on PNM's average  closing price over
                            the last ten days of $27.325)
                       o    The   new   holding   company   will   also   assume
                            approximately  $2.939  billion of  existing  Western
                            Resources debt
                       o    Approximately  42% of the new holding  company to be
                            owned by former PNM shareholders;  approximately 58%
                            to be owned by former Western Resources shareholders
                            and Westar Industries
                       o    Additional  consideration  paid to Western Resources
                            shareholders   (including   Westar   Industries)  in
                            exchange for additional equity contributions to reduce net debt at Western Resources pre-close
                       o    Transaction will be accounted for as a purchase

Combined Company       o    Total enterprise value of approximately $6.5 billion
Financials                  ($2.6 billion in equity; $3.9 billion in debt and
                            preferred stock)
                       o    Expected to be immediately accretive to earnings per
                            share and cash flow

Dividend:              o    Shareholders of the combined company will receive
                            PNM's dividend. PNM's current annual dividend is $.80 per share

Transaction Benefits:  o    Combined company will serve over one million retail
                            electric customers and 400,000 retail gas customers
                            in two states and will have generating capacity of
                            more than 7,000 megawatts
                       o    Quadruples PNM's current production capabilities
                       o    Diversifies combined company's business mix and
                            geographic base through addition of Western
                            Resources' customers
                       o    Provides  a  broader,  more  predictable  cash flow;
                            solid  revenues  and  potential   earnings   growth;
                            improved access to capital; and increased market capitalization and public market float
                       o    Opportunities for PNM to bring its 15 years of
                            successful power marketing experience and niche product development to new customers
                       o    Sharing of best practices across both organizations

Management & Board:    o    At closing, Jeffry Sterba will become chairman,
                            president and CEO of the new holding company;
                            David Wittig will become chairman, president and CEO of Westar Industries
                       o    The new holding  company's board will consist of six
                            current PNM board members and three additional directors (two selected by PNM from a pool of Western Resources' candidates; one nominated by Westar Industries)

Approval Process:      o    Successful spin-off of Westar Industries from
                            Western Resources required
                       o    Approval by shareholders of both companies
                       o    Customary regulatory approvals, including from the
                            Kansas Corporation Commission, the New Mexico Public
                            Regulation Commission, Securities and Exchange
                            Commission, the Nuclear Regulatory Commission, and the Federal Energy Regulatory Commission
                       o    The  new  holding  company  expects to register as a
                            holding company with the  SEC  under  the  '35  Act
                       o    Transaction  is expected to be completed  within 12
                            to 15 months

Headquarters:          o    Corporate headquarters will be located in New Mexico
                       o    Headquarters for Kansas utilities will be maintained
                            in Topeka, Kansas



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




David C. Wittig                       Western Resources, Inc.
Chairman of the Board                 818 Kansas Avenue, P.O. Box 889
President & Chief Executive Officer   Topeka, Kansas  66601-0889
Western Resources, Inc.               www.wr.com



Business Record:  Western Resources, Inc.
                  Chairman of the Board, President & Chief Executive
                    Officer, 1998
                  President, 1996
                  Executive Vice President, Corporate Strategy, 1995
                  Salomon Brothers, Inc.
                  Managing Director, Co-Head of Mergers and Acquisitions, 1991 Managing Director, Mergers and Acquisitions, 1989
                  Kidder Peabody & Company, Inc.
                  Managing  Director,  Co-Head of  Investment  Banking,
                  1989   Managing   Director,   Head  of  Mergers   and
                  Acquisitions,   1986
                  Vice  President,   Mergers  and Acquisitions, 1983
                  Assistant Vice President, Mergers and   Acquisitions,  1981
                  Associate,   Mergers  and  Acquisitions,  1979
                  Associate,  National  Individual Sales, 1978
                  H.O. Peet & Company Inc.
                  Analyst, Research Department, 1977

Education:        University of Kansas (with Distinction), B.S., Business
                    Administration and Economics, 1977
                  Shawnee Mission East, Prairie Village, KS, 1973

Outside Activities:   Boards:
                      Boys Harbor
                      Kansas University School of Business
                      Trustee, Kansas University Endowment Association -
                      Member of Finance Committee
                      OMX, Inc.





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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  November 9, 2000                           /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)